Exhibit 4.4

FORM OF
8.00% CUMULATIVE PREFERRED STOCK, SERIES A
GLOBAL STOCK CERTIFICATE

1347 Property Insurance Holdings, Inc.

Incorporated under the Laws of the State of Delaware

CUSIP: 68244P 206
CERTIFICATE NUMBER: 001

This represents and certifies that CEDE & CO is the owner of [_________] fully paid and non-assessable shares of 8.00% Cumulative Preferred Stock, Series A, of 1347 Property Insurance Holdings, Inc. (the “Company”), par value $25.00 per share, transferable upon the books of the Company by the holder hereof in person or by the holder’s duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and all amendments thereto and the Certificate of Designations of the 8.00% Cumulative Preferred Stock, Series A, and all amendments thereto (copies of which will be provided, free of charge, upon written to the Company’s principal office by the holder hereof), to which the holder hereof by acceptance hereof expressly assents.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE.

DATED: [         ], 2018

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IN WITNESS WHEREOF, 1347 Property Insurance Holdings, Inc. has executed this Certificate as of the date set forth above.

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:
Name:	Douglas N. Raucy
Title:	President and Chief Executive Officer

By:
Name:	John S. Hill
Title:	Vice President, Chief Financial Officer and Secretary

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TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

VStock Transfer LLC,
as Transfer Agent

By:
Name:
Title:

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REVERSE OF THE SECURITY

ASSIGNMENT

For Value Received, _________________________________ hereby sells, assigns and transfers unto _________________________________ (print or typewrite name, address and social security or other identifying number of assignee) _________________________________ Shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint attorney, to transfer the said stock on the books of the within named company with full power of substitution in the premises

Dated: [       ], 2018

X
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17 Ad-15 under the Securities Exchange Act of 1934.

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